Exhibit 1(g)
                                 THE ALGER FUND

                            CERTIFICATE OF AMENDMENT

     The undersigned, being the Secretary of the Alger Fund (hereinafter referred to as the "Trust"), a trust with transferable shares of the type commonly called a Massachusetts business trust, DOES HEREBY CERTIFY that pursuant to the authority conferred upon the Trustees of the Trust by Section
9.3 of the Agreement and Declaration of Trust, dated March 20, 1986, as amended (as so amended, referred to as the "Declaration of Trust"), and by the affirmative vote of a Majority of the Trustees at a meeting duly called and held on December 7, 1994, the Certificate of Designation, dated August 16, 1993, establishing the "Alger Leveraged AllCap Portfolio" of the Trust is hereby amended to change the name of such Portfolio to be the "Alger Capital Appreciation Portfolio."

     IN WITNESS WHEREOF, the undersigned has set her hand and seal this 27th day of March 1995.

                               /s/ Nanci K. Staple
                                ----------------
                                    Secretary

                                 ACKNOWLEDGEMENT
 STATE OF NEW YORK  )
                    )  :ss
 COUNTY OF NEW YORK )

                                                                  March 27, 1995

     Then personally appeared the above-named Nanci K. Staple and acknowledged the foregoing instrument to be her free act and deed.

     Before me,

                                                   Dolores M. Costa
                                                    --------------
                                                   Notary Public
                                              My commission expires: 8/15/96

                                [NOTARIAL SEAL]
                                DOLORES M. COSTA
                        Notary Public, State of New York
                                 No. 31-4941104
                          Qualified in New York County
                           Commission Expires 8/15/96